UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 21, 2006

NALCO FINANCE HOLDINGS LLC

Delaware      333-119231   61-1464558
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 21, 2006, Nalco Holding Company, parent of Nalco Finance Holdings LLC, issued a Financial Fact as a summary of previously produced financial and non-financial information concerning the Company. The Fact Book is not meant to substitute for the full filings required by the Securities and Exchange Commission (SEC) and any investor or prospective investor should consult our Securities and Exchange Act Filings when making investment decisions. The content of that Financial Fact Book is being furnished to the SEC as an exhibit to this form. Also being furnished are a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net earnings and a reconciliation of Free Cash Flow, also a non-GAAP measure, to Cash From Operations. These documents are also available on the Investor Relations section of the Company’s Web site, www.nalco.com.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Content of Nalco Financial Fact Book dated December 2006.
(99.2)	Free Cash Flow Reconciliations.
(99.3)	Adjusted EBITDA Reconciliations..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO FINANCE HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: December 21, 2006